Exhibit 23(j) under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K


INDEPENDENT AUDITORS' CONSENT



We consent to the use in Post-Effective Amendment No. 18 to Registration Statement 33-41004 of Federated Limited Duration Government Fund, Inc. of our report dated April 17, 2001 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



Boston, Massachusetts
April 23, 2001